    As filed with the Securities and Exchange Commission on December 6, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            Patterson Dental Company
             (Exact Name of Registrant as Specified in Its Charter)

          Minnesota                                   41-0886515
  (State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)                 Identification No.)

                            1031 Mendota Heights Road
                            St. Paul, Minnesota 55120
          (Address, including Zip Code, of Principal Executive Offices)

                                 --------------

                 PATTERSON DENTAL COMPANY 2002 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 --------------

            R. STEPHEN ARMSTRONG                       Copies to:
   Executive Vice President, Treasurer and        AVRON L. GORDON, ESQ.           MATTHEW L. LEVITT, ESQ.
           Chief Financial Officer               BRETT D. ANDERSON, ESQ.       Secretary and General Counsel
          Patterson Dental Company               Briggs and Morgan, P.A.         Patterson Dental Company
          1031 Mendota Heights Road                  2400 IDS Center             1031 Mendota Heights Road
          St. Paul, Minnesota 55120              80 South Eighth Street          St. Paul, Minnesota 55120
               (651) 686-1600                 Minneapolis, Minnesota 55402            (651) 686-1600
    (Name, address, including zip code,          (612) 334-8400 (phone)
       and telephone number, including            (612) 334-8650 (fax)
      area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================

                                                                Proposed        Proposed           Amount
                                               Amount To        Maximum          Maximum             of
Title of Each Class of                             Be        Offering Price     Aggregate       Registration
Securities To Be Registered                   Registered (1)  Per Share (2)    Offering Price        Fee
============================================================================================================
Patterson Dental Company
2002 Stock Option Plan
  Common stock (par value $0.01
  per share)..................................  3,000,000         $40.42       $121,260,000       $11,155.92
============================================================================================================

(1) This registration statement also covers any additional shares of common stock which become issuable under the Patterson Dental Company 2002 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act and based upon the average of the high and low sale prices for such stock on December 3, 2002, as reported by The Nasdaq National Market.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

         o        Annual Report on Form 10-K for the year ended April 27, 2002;

         o Quarterly Report on Form 10-Q for the quarter ended July 27, 2002;

         o Description of our common stock contained in our Registration Statement on Form S-1 (File No. 33-51304) filed on August 26, 1992; and

         o        Definitive Schedule 14A (Proxy Statement) filed on August 5,
                  2002.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Our company is a Minnesota corporation. Reference is made to Minnesota Statutes Section 302A.521 which provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Article VI of our bylaws provides that officers, directors, members of committees appointed or designated by the board of directors and employees, past or present, of our company shall be indemnified by our company, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See "Exhibit Index."

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions summarized in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 3rd day of December, 2002.

                                         PATTERSON DENTAL COMPANY


                                         By   /s/ Peter L. Frechette
                                              ---------------------------------
                                              Peter L. Frechette
                                              Chairman, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter L. Frechette and R. Stephen Armstrong, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                      Title                                 Date
               ---------                                      -----                                 ----
/s/ Peter L. Frechette                    Chairman, President, Chief Executive Officer        December 3, 2002
-------------------------------------     and Director (Principal Executive Officer)
           Peter L. Frechette


/s/ R. Stephen Armstrong                  Executive Vice President, Treasurer and             December 3, 2002
-------------------------------------     Chief Financial Officer (Principal
          R. Stephen Armstrong            Accounting Officer and Principal Financial
                                          Officer)


/s/ David K. Beecken                      Director                                            December 3, 2002
-------------------------------------
            David K. Beecken


                                          Director
-------------------------------------
           Ronald E. Ezerski


/s/ Andre B. Lacy                         Director                                            December 3, 2002
-------------------------------------
             Andre B. Lacy

               Signature                                      Title                                 Date
               ---------                                      -----                                 ----
/s/ Harold C. Slavkin                     Director                                            December 3, 2002
-------------------------------------
           Harold C. Slavkin

/s/ Burt E. Swanson                       Director                                            December 3, 2002
-------------------------------------
            Burt E. Swanson

/s/ James W. Wiltz                        Director                                            December 4, 2002
-------------------------------------
             James W. Wiltz

                                  EXHIBIT INDEX

Exhibit
Number       Description
-------      -----------

4.1 Articles of Incorporation, as amended (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

4.2 Bylaws, as amended (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

4.3 Specimen common stock certificate (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

4.4 Patterson Dental Company 2002 Stock Option Plan (incorporated by reference to our Definitive Schedule 14A (File No. 0-20572) filed August 5, 2002).

5            Opinion of Matthew L. Levitt, Esq.

23.1         Consent of Matthew L. Levitt, Esq. (included in Exhibit 5).

23.2         Consent of Independent Auditors.

24           Powers of Attorney (included on Signature Page).